                                                                        EX. 99.1

                                  NEWS RELEASE

CONTACTS:   Joseph A. Santangelo - Chief Financial Officer
            Orleans Homebuilders, Inc. (215) 245-7500
            (www.orleanshomes.com)
            ----------------------

FOR IMMEDIATE RELEASE:

                              ORLEANS HOMEBUILDERS
                  REPORTS RESULTS FOR FIRST QUARTER FISCAL 2006
                   AND REAFFIRMS GUIDANCE FOR FISCAL YEAR 2006

BENSALEM, PENNSYLVANIA, OCTOBER 26, 2005:

         Orleans Homebuilders, Inc. (ASE:OHB) is a residential homebuilder with operations in Southeastern Pennsylvania; Central and Southern New Jersey; Orange County, New York; Charlotte, Greensboro and Raleigh, North Carolina; Richmond and Tidewater Virginia; Orlando, Palm Coast and Palm Bay, Florida; and Chicago, Illinois.

         Financial Highlights for the First Quarter Ended September 30, 2005:

              o Residential property revenue increased 14% to $157,963,000 (424 homes) compared with $138,312,000 (405 homes) for the prior year period.

              o New orders increased 53% to $261,349,000 (589 homes) compared with $170,797,000 (466 homes) for the prior year period.

              o The backlog at September 30, 2005 increased 11% to $656,623,000 (1,571 homes) compared with $594,097,000 (1,643 homes) at September 30, 2004.

              o Net income decreased 5% to $7,778,000 ($.41 per diluted share) compared to $8,202,000 ($.44 per diluted share) for the prior year period.

              o EBITDA (1) decreased less than 1% to $15,931,000 compared with $15,961,000 for the prior year period.

              o The Company currently controls approximately 18,000 building lots, a 13% increase compared to the approximately 15,900 lots controlled at September 30, 2004.

         Fiscal Year 2006 Guidance:

              o The Company reaffirms its fiscal year ending June 30, 2006 guidance for Diluted Earnings per Share of $3.38 to $3.43. In addition, the Company reaffirms its fiscal year ending June 30, 2006 guidance with respect to revenue of $990 million to $1.02 billion.

          "We are extremely pleased with our new orders of $261 million for the quarter, which represents a 53% increase over last year. This has helped produce a $657 million backlog which we believe will enable us to achieve our revenue and earnings guidance for fiscal 2006. We are well positioned for continued new order, revenue and earnings growth," commented Jeffery Orleans, Chairman and CEO.

Orleans Homebuilders will hold its quarterly conference call to discuss fiscal year results on Thursday, October 27, 2005, at 10:00 a.m. Eastern Time. This call is being web cast by CCBN and can be accessed at Orleans Homebuilders' web site at www.orleanshomes.com by clicking on the heading "Investor Relations". The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.earnings.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com).

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A replay of the conference call will be available later in the day on October
27th on the Company's website at www.orleanshomes.com. A copy of this press release, including the Company's results of operations for the three months ended September 30, 2005 to be discussed during the conference call, is available at the Company's website, www.orleanshomes.com, under the heading "Investor Relations".

         About Orleans Homebuilders, Inc.

         Orleans Homebuilders, Inc. develops, builds and markets high-quality single-family homes, townhouses and condominiums. The Company serves a broad customer base including luxury, move-up, empty nester, active adult, and first-time homebuyers. The Company currently operates in the following thirteen distinct markets: Southeastern Pennsylvania; Central and Southern New Jersey; Charlotte, Raleigh and Greensboro, North Carolina; Richmond and Tidewater Virginia; Orlando, Palm Coast and Palm Bay, Florida; Orange County, New York; and Chicago, Illinois. The Company's Charlotte, North Carolina operations also include adjacent counties in South Carolina. To learn more about Orleans Homebuilders, please visit www.orleanshomes.com.

(1)Reconciliation of EBITDA to net income

--------------------------------------------------------------
                             THREE MONTHS      THREE MONTHS
                            ENDED 9/30/05     ENDED 9/30/04
--------------------------------------------------------------
EBITDA                           $15,931,000      $15,961,000
--------------------------------------------------------------
Income tax expense                 5,622,000        5,275,000
--------------------------------------------------------------
Interest                           2,219,000        2,134,000
--------------------------------------------------------------
Depreciation                         312,000          350,000
--------------------------------------------------------------
Net income                        $7,778,000       $8,202,000
--------------------------------------------------------------

(1) Pursuant to the requirements of Regulation G, we have provided a reconciliation of EBITDA, a non-GAAP financial measure, to the most directly comparable GAAP financial measure. EBITDA represents net earnings before interest expense, previously capitalized interest amortized to residential properties cost of sales, income taxes, depreciation, amortization, and extraordinary items. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that excluded amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet, or statement of cash flows of the issuer; or includes amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States of America. The Company believes EBITDA provides a meaningful measure of operating performance.

Certain information included herein and in other Company statements, reports and SEC filings is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated earnings per share, operating results, financial resources, pace of sales, growth and expansion. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company statements, reports and SEC filings. For example, there can be no assurance that the current sales pace can continue in the absence of an improvement in the current general economic environment. These risks and uncertainties include local, regional and national economic conditions, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, the availability and cost of labor and materials, our dependence on certain key employees and weather conditions. Additional information concerning factors the Company believes could cause its actual results to differ materially from expected results is contained in the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC.

                   ORLEANS HOMEBUILDERS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                          THREE MONTHS ENDED
                                                             SEPTEMBER 30,

                                                          2005           2004
                                                       ----------     ----------
Earned revenues
   Residential properties                              $  157,963     $  138,312
   Land sales and other income                              1,678          1,850
                                                       ----------     ----------
                                                          159,641        140,162


Costs and expenses
   Residential properties                                 123,285        109,591
   Land sales and other expense                             1,609            985
   Selling, general and administrative                     21,347         16,095
   Interest, net                                               --             14
                                                       ----------     ----------
                                                          146,241        126,685
                                                       ----------     ----------

Income from operations before income taxes                 13,400         13,477
Income tax expense                                          5,622          5,275
                                                       ----------     ----------

Net income                                             $    7,778     $    8,202
                                                       ==========     ==========

Earnings per share:
    Basic                                              $     0.42     $     0.47
                                                       ==========     ==========
    Diluted                                            $     0.41     $     0.44
                                                       ==========     ==========

Weighted average number of shares:
    Basic                                                  18,546         17,523
                                                       ==========     ==========
    Diluted                                                18,893         18,755
                                                       ==========     ==========

                            ORLEANS HOMEBUILDERS, INC
                 SUMMARY OF DELIVERIES AND NEW ORDERS BY REGION
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)


                                                          THREE MONTHS ENDED
                                                             SEPTEMBER 30,

                                                          2005           2004
                                                       ----------     ----------
DELIVERIES
   Northern Region (NJ, PA) (1)
    Homes                                                     137            155
    Dollars                                            $   59,053     $   67,283
    Average Sales Price                                $      431     $      434

   Southern region (NC, SC, VA)
    Homes                                                     156            116
    Dollars                                            $   59,800     $   40,448
    Average Sales Price                                $      383     $      349

   Florida region (FL)
    Homes                                                      79             89
    Dollars                                            $   17,879     $   14,403
    Average Sales Price                                $      226     $      162

   Midwestern region (IL) (2)
    Homes                                                      52             45
    Dollars                                            $   21,231     $   16,178
    Average Sales Price                                $      408     $      360

   Total
    Homes                                                     424            405
    Dollars                                            $  157,963     $  138,312
    Average Sales Price                                $      373     $      342

NEW ORDERS
   Northern Region (NJ, PA) (1)
    Homes                                                     176            164
    Dollars                                            $   92,164     $   77,437
    Average Sales Price                                $      524     $      472

   Southern region (NC, SC, VA)
    Homes                                                     258            130
    Dollars                                            $  113,660     $   47,428
    Average Sales Price                                $      441     $      365

   Florida region (FL)
    Homes                                                     100            106
    Dollars                                            $   32,039     $   21,729
    Average Sales Price                                $      320     $      205

   Midwestern region (IL) (2)
    Homes                                                      55             66
    Dollars                                            $   23,486     $   24,203
    Average Sales Price                                $      427     $      367

   Total
    Homes                                                     589            466
    Dollars                                            $  261,349     $  170,797
    Average Sales Price                                $      444     $      367

(1) Information on residential revenue earned and new orders includes the acquired operations of Realen Homes' Southeastern Pennsylvania region from July 28, 2004, the acquisition date.

(2) Information on residential revenue earned and new orders includes the acquired operations of Realen Homes' Midwestern region from July 28, 2004, the acquisition date.

                            ORLEANS HOMEBUILDERS, INC
                          SUMMARY OF BACKLOG BY REGION
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                              AT SEPTEMBER 30,  AT SEPTEMBER 30,
                                                   2005              2004
                                              ----------------  ----------------

BACKLOG
   Northern Region (NJ, PA)
    Homes                                        $        574      $        669
    Dollars                                      $    283,632      $    292,973
    Average Sales Price                          $        494      $        438

   Southern region (NC, SC, VA)
    Homes                                                 475               351
    Dollars                                      $    212,151      $    135,247
    Average Sales Price                          $        447      $        385

   Florida region (FL)
    Homes                                                 380               336
    Dollars                                      $    100,362      $     60,174
    Average Sales Price                          $        264      $        179

   Midwestern region (IL)
    Homes                                                 142               287
    Dollars                                      $     60,478      $    105,703
    Average Sales Price                          $        426      $        368

   Total
    Homes                                               1,571             1,643
    Dollars                                      $    656,623      $    594,097
    Average Sales Price                          $        418      $        362


                            ORLEANS HOMEBUILDERS, INC
                           SELECTED BALANCE SHEET DATA
                                 (IN THOUSANDS)
                                   (UNAUDITED)



                                                 SEPTEMBER 30,     SEPTEMBER 30,
                                                    2005              2004
                                                 -------------     -------------

Cash and cash equivalents                        $     30,150      $     62,576
Restricted cash - due from title company                5,940            28,785
Residential properties                                228,084           190,855
Land and improvements                                 434,552           398,290
Inventory not owned                                   126,478            88,252
Land deposits and costs of future developments         27,959            27,408
Total assets                                          922,960           861,540
Obligations related to inventory not owned            115,539            79,585
Mortgage obligations secured by real estate           455,649           399,030
Notes payable and amounts due to related parties           --                --
Other notes payable                                     9,273             9,400
Shareholders' equity                                  239,527           231,956

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